Exhibit 10.38

ADDENDUM TO THE EMPLOYMENT AGREEMENT OF 30 NOVEMBER 2015

This Addendum is made on __4___ October 2017 between:

1.

ADURO BIOTECH HOLDINGS, EUROPE B.V., a private company with limited liability incorporated under Dutch law, having its registered address at Kloosterstraat 9 RX1101, 5349 AB Oss, The Netherlands, registered with the Dutch trade register under number 52620336 (Aduro); and

2.	MR ANDREA VAN ELSAS, born on 5B June 1966, residing at Ruusbroecgaarde 139 (5343 JL), Oss, The Netherlands (the Director).

Aduro and the Director are hereinafter jointly also referred to as the Parties and each as a Party.

WHEREAS:

(A)	On 30 October 2015, Aduro (at that time named BioNovion Holding B.V.) and the Director entered into an employment agreement, a copy of which is attached hereto as Annex 1 (the Employment Agreement).
(B)	The Parties have agreed upon certain changes to the Employment Agreement, which they wish to lay down in this addendum (the Addendum).

IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

In this Addendum, unless the context requires otherwise or otherwise defined, capitalised but undefined word have the meaning as defined in the Employment Agreement.

2.	Amendments to clauses 4.1 and 5.1 of the Employment Agreement
2.1

The Parties agree that effective as from 1 September 2017 (the Effective Date) the Director shall be entitled to an annual salary of EUR 340,000 gross and the Director's bonus (if any) shall amount to maximally 40% of the Director's salary. Therefore, the Parties agree that effective as from the Effective Date, clause 4.1 and clause 5.1. of the Employment Agreement shall be deleted in its entirety and shall be replaced by the following:

"4.1

Director is entitled to an annual salary of EUR 340,000 gross (in words: three hundred and forty thousand Euros), accruing and payable into a bank account of Director , to be designated by Director, in twelve (12) equal monthly instalments in arrears (the “Salary” and each monthly instalment the "Monthly Salary")."

"5.1

At the sole discretion of Aduro, Director shall, in addition to the Salary, be eligible for an annual discretionary bonus, depending on Aduro's business results and Director's performance and achievement of objectives to be determined by Aduro in any given Fiscal Year (the "Bonus"), subject also to the condition of Director still being employed under this Agreement on the date whereon the annual bonuses are paid to Aduro-employees. The Bonus, if any, will maximally amount to 40% of Director's Salary (the "Target Bonus")."

3.	Miscellaneous
3.1

This Addendum may not be amended, supplemented or changed, nor may any provision of this Addendum be waived, except by a written instrument making specific reference to this Addendum signed by the Party against whom enforcement of any such amendment, supplement, change or waiver is sought.

3.2	Save for the amendments as laid down in this Addendum, the Employment Agreement shall remain in full force and effect in accordance with its terms.
3.3

If one or more provisions of this Addendum is held by any court of competent jurisdiction to be wholly or partially illegal, void, invalid or unenforceable, the remaining provisions shall remain in force and the parties undertake to replace the invalid or unenforceable provisions of this

Addendum by provisions which are effective and which deviate as little as possible from the invalid or unenforceable provisions, taking into account the object and purpose of this Addendum.
3.4

Any notice or other communications required or permitted under this Addendum shall be sufficiently given if in writing and personally delivered or sent by airmail, postage prepaid, or by international air courier, or by facsimile transmission or by email addressed to addresses as set forth on the first page of this Addendum or to such other address as the Parties shall have given notice of pursuant to this Clause 3.4.

3.5

This Addendum may be signed in any number of counterparts, each of which shall be deemed an original and all of which together shall form one instrument. Each Party may enter into this Addendum by executing any such counterpart.

4.	Governing law and jurisdiction

This Addendum and any issues or disputes arising out of or in connection with it (whether such disputes are contractual or non-contractual in nature, such as claims in tort, for breach of statute or regulation, or otherwise) shall in all events and for all purposes be governed by and construed in accordance with Dutch law. Any and all disputes arising out of or in connection with this Addendum and/or any further agreements between the Parties arising out of or in connection with this Addendum, or the breach, termination or invalidity thereof, whether any such disputes are contractual or non-contractual in nature, shall be submitted to the District Court Oost-Brabant.

[signature page follows]

IN WITNESS whereof Parties hereto have executed this Addendum in two original copies on the date written at the top of this Addendum.

Aduro Biotech Holdings B.V.		Andrea van Elsas

By:	/s/ Stephen Isaacs	/s/ Andrea van Elsas

Title:	managing director A

ANNEX 1: EMPLOYMENT AGREEMENT OF 30 NOVEMBER 2017